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                                                              EXHIBIT 23.3

To the Board of Directors of

Timberland Growth Corporation:

  With respect to the Registration Statement on Form S-11 (No. 333-48041) filed by Timberland Growth Corporation, we hereby consent to the reference to our firm under the headings "Prospectus Summary--Tax Status," "Federal Income Tax Consequences" and "Legal Matters" in such registration statement (including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act")) (collectively, the "Registration Statement") and the related prospectus included therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP

Los Angeles, California

May 27, 1998